Exhibit 1.1
Execution Version
Essential Properties, L.P.
5.375% Senior Notes due 2036
__
Underwriting Agreement
June 4, 2026
Wells Fargo Securities, LLC
BofA Securities, Inc.
As representatives (“you” or the “Representatives”) of the several Underwriters named in Schedule I hereto,
c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) and a subsidiary of Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company” and, together with the Operating Partnership, the “Transaction Entities”), propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $400,000,000 principal amount of 5.375% senior notes of the Operating Partnership (the “Notes”). The principal, premium, if any, and interest in respect of the Notes will be fully and unconditionally guaranteed by the Company (the “Guarantee” and, together with the Notes, the “Securities”). To the extent there are no additional underwriters listed on Schedule I, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.
The Securities will be issued pursuant to an Indenture, dated as of June 28, 2021, as supplemented by the Third Supplemental Indenture thereto, dated as of June 15, 2026 (collectively, the “Indenture”), among the Company, the Operating Partnership and U.S. Bank National Association, as trustee (the “Trustee”).
1.    Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:
(a)    An “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”)) on Form S-3 (File Nos. 333-280265 and 333-280265-01) in respect of the Securities has been filed with the Securities and Exchange Commission

(the “Commission”) no earlier than three years prior to the date hereof; such registration statement, and each post-effective amendment thereto, if any, each in the form heretofore delivered to you, became effective under the Act upon filing with the Commission and no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part of the foregoing has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission before the execution and delivery of this Agreement, is hereinafter called the “Basic Prospectus”; each preliminary prospectus relating to the Securities (including any preliminary prospectus supplement and related base prospectus) filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Securities, in the form filed with the Commission pursuant to Rule 424(b) under the Act pursuant to Section 5(a) hereof, together with the base prospectus attached thereto, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus (or, in the case of any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as of the date of the prospectus supplement forming part thereof); any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the time of filing of the Basic Prospectus, such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);
(b)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder;

(c)    For the purposes of this Agreement, the “Applicable Time” is 2:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the final term sheet referenced on Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);
(d)    Neither of the Transaction Entities has distributed, and neither of the Transaction Entities will distribute, prior to the later of the Time of Delivery (as defined below) and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed on Schedule II hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule III hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.
(e)    The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder;
(f)    Each of the Registration Statement, each Preliminary Prospectus and the Pricing Prospectus conforms, and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Prospectus and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and none of the foregoing did, does or will, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to any such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, as applicable, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(g)    Neither of the Transaction Entities nor any of their respective subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Transaction Entities or their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Transaction Entities to perform their respective obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(h)    The Transaction Entities and their respective subsidiaries will have good and marketable title in fee simple to, or a ground lease relating to, all of the real properties (the “Properties”) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Transaction Entities and their respective subsidiaries; and any real property and buildings held under lease by the Transaction Entities and their respective subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Transaction Entities and their respective subsidiaries; no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein, that is significant individually or in the aggregate, except as disclosed in the Pricing Prospectus and the Prospectus;
(i)    The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and to enter into and perform its obligations (i) under this Agreement and (ii) the Company has been duly qualified as a foreign corporation or other foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect;

(j)    The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has the power and authority necessary to own its properties and conduct its business as described in the Pricing Prospectus, and to enter into and perform its obligations (i) under this Agreement and (ii) the Operating Partnership has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, the General Partner (as defined below), is the sole general partner of the Operating Partnership and the Agreement of Limited Partnership of the Operating Partnership is in full force and effect, and the aggregate percentage interests of the Company, of the General Partner and the limited partners in the Operating Partnership will be as set forth in the Pricing Disclosure Package and the Prospectus;
(k)    Essential Properties OP G.P., LLC (the “General Partner”) has the power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement. The Company is and will be the sole member of the General Partner;
(l)    Each subsidiary of the Company (other than the Operating Partnership) has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;
(m)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Securities contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;
(n)    The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, when executed and delivered by the Company, the Operating Partnership and the Trustee, will constitute a valid and legally binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law (the

“Enforceability Exceptions”); the Notes to be purchased by the Underwriters from the Operating Partnership are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Time of Delivery, will have been duly executed by the Operating Partnership and, when authenticated in the manner provided for in the Indenture and delivered against payment of the requisite purchase price therefor, will constitute valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized for issuance pursuant to this Agreement and the Indenture and, at the Time of Delivery, will have been duly executed by the Company and, when the Notes are authenticated in the manner provided for in the Indenture and delivered against payment of the requisite consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;
(o)    The issue and sale of the Securities and the execution and delivery of, and the performance by the Transaction Entities and their respective subsidiaries (to the extent such entity is a party thereto) of their obligations under this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Transaction Entities or any of their respective subsidiaries are a party or by which the Transaction Entities or any of their respective subsidiaries are bound or to which any of the property or assets of the Transaction Entities or any of their respective subsidiaries are subject, except, in the case of this clause (A) for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the Organizational Documents (as defined below) of the Transaction Entities or any of their respective subsidiaries or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Transaction Entities or any of their respective subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
“Organizational Documents” means the following, each as amended from time to time: (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.
(p)    Neither of the Transaction Entities nor any of their respective subsidiaries is (i) in violation of its Organizational Documents, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the

Transaction Entities or any of their respective subsidiaries or any of their properties or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;
(q)    The statements in each of the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, accurately present and summarize, in all material respects, the matters referred to therein; and the statements in each of the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Federal Income Tax Considerations,” insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, accurately present and summarize, in all material respects, the matters referred to therein;
(r)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Transaction Entities or any of their respective subsidiaries is a party or of which any Property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;
(s)    Neither of the Transaction Entities is, and after the consummation of the transactions contemplated by this Agreement, neither of the Transaction Entities will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(t)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act, (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act and (C) the Transaction Entities are eligible to register the offer and sale of the Securities contemplated hereby on Form S-3 under the Act;
(u)    Grant Thornton LLP are independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;
(v)    The Company and its subsidiaries (i) have taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain effective internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) and (ii) currently maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(w)    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(x)    The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that material information required to be disclosed by the Company and its subsidiaries in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure;
(y)    This Agreement has been duly authorized, executed and delivered by the Transaction Entities;
(z)    None of the Company, any of its subsidiaries, any of their respective directors or officers nor, to the knowledge of the Transaction Entities, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;
(aa)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened;
(bb)    None of the Transaction Entities, any of their subsidiaries, any of their respective directors or officers nor, to the knowledge of the Transaction Entities, any agent, employee or affiliate of the Transaction Entities, or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimea Region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of Zaporizhzhia and Kherson (each, a “Sanctioned Territory”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or a Sanctioned Territory or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Transaction Entities and each of their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Territory;
(cc)    The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All pro forma financial statements or data, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus comply with the requirements of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included or incorporated by reference as required. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(dd)    The Transaction Entities and their respective subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, have a

Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Transaction Entities nor any of their respective subsidiaries has received any notice of, nor is there any reasonable basis for, any claim of infringement, misappropriation, violation of or conflict with any such rights of others; the Transaction Entities and their respective subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Transaction Entities or any of their respective subsidiaries;
(ee)    Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate, have a Material Adverse Effect;
(ff)    The Transaction Entities and their respective subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Disclosure Package and the Prospectus (collectively, “Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Transaction Entities and their respective subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;
(gg)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or arrangements between either of the Transaction Entities or any of their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require either of the Transaction Entities or any of their respective subsidiaries to file a registration statement under the Act with respect to any securities of the Company, the Operating Partnership or any of their respective subsidiaries; no person has the right, pursuant to any contract, agreement or arrangement, to have the offer and sale of any such securities to be registered under the Act pursuant to the Registration Statement;
(hh)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold

(collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Transaction Entities and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either of the Transaction Entities or any of their respective subsidiaries and (iv) to the knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting either of the Transaction Entities or their respective subsidiaries relating to Hazardous Materials or any Environmental Laws;
(ii)    Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Transaction Entities or one of their respective subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”); except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries, nor, to the knowledge of the Transaction Entities, any other party to any Lease, is in breach or default of any such Lease; and (ii) to the knowledge of the Transaction Entities, no event has occurred or has been threatened in writing, that, with or without the passage of time or the giving of notice, or both, would, individually or in the aggregate, constitute an event of default under any Lease or would permit the termination, modification or acceleration under such Lease;
(jj)    Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any Property; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither of the Transaction Entities nor any of their subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, individually or in the aggregate, have a Material Adverse Effect;
(kk)    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Transaction Entities or any of their respective subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Transaction Entities or any of their respective subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Transaction Entities or any of their respective subsidiaries;
(ll)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries that, individually or in the aggregate, has had a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries have notice or knowledge of any unpaid tax deficiency that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;
(mm)    Each of the Transaction Entities and their respective subsidiaries are entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as are customary in the business in which they are engaged, and all such insurance is in full force and effect; neither of the Transaction Entities has any reason to believe that it or any of its respective subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not, individually or in the aggregate, have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied; without limiting the generality of the foregoing, except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Transaction Entities and their respective subsidiaries, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in such amounts as is adequate for the conduct of its business and the value of its Properties and is prudent and customary for companies engaged in similar businesses;
(nn)    Commencing with its taxable year ending December 31, 2018, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for such taxable year and thereafter; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects;
(oo)    Neither of the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Transaction Entities, any of their affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities (except that the Company makes no representation in this clause (oo) as to any activities of the Underwriters or their respective affiliates);
(pp)    Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership, and (iii) no other subsidiary of either of the Transaction Entities is currently prohibited from paying any dividends or distributions directly or indirectly to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Transaction Entities any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets directly or indirectly to the Transaction Entities or any other subsidiary of the Transaction Entities;
(qq)    All statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate in all material respects;
(rr)    The Agreement of Limited Partnership of the Operating Partnership has been duly authorized by the Company and the General Partner and is a valid and binding agreement of the Company, the General Partner and the Operating Partnership, enforceable against each of the Company, the General Partner and the Operating Partnership in accordance with its terms, subject to the Enforceability Exceptions;
(ss)    There are no contracts or documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required;
(tt)    Other than the Securities, the Transaction Entities have no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act);
(uu)    No labor dispute with the employees of either of the Transaction Entities or any of their respective subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of its material tenants, which, in either case, would have a Material Adverse Effect;
(vv)    No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the trustees, directors, officers, stockholders or other equity holders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus which is not so described;
(ww)    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter;
(xx)    (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and any of its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B)

neither the Company nor any of its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and any of its subsidiaries have implemented controls, policies, procedures and technological safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not have a Material Adverse Effect on the Company and any of its subsidiaries, taken as a whole. Except as would not have a Material Adverse Effect on the Company and any of its subsidiaries, taken as a whole, the Company and any of its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and
(yy)    Neither the Company nor the Operating Partnership has (i) engaged in any Testing-the-Waters Communication or (ii) authorized anyone other than the Representatives to engage in Testing-the-Waters Communications; the Company has not distributed any Written Testing-the-Waters Communications.
Any certificate signed by any officer of the Transaction Entities or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Transaction Entity or such subsidiary to each Underwriter as to the matters covered thereby.
2.    Subject to the terms and conditions herein set forth, the Operating Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership, at the purchase price of 97.469% of the principal amount thereof, plus accrued interest, if any, from June 15, 2026 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
3.    Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.
4.    (a)    The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Operating Partnership with the Depository Trust Company (“DTC”) or its designated custodian. The Operating Partnership will deliver the Securities to Wells Fargo Securities, LLC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Operating Partnership to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Wells Fargo Securities, LLC at DTC. The Operating Partnership will cause the certificates, if any, representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 15, 2026, or such other time and date as the Representatives and the Operating Partnership may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery”.
(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Representatives on behalf of the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Latham & Watkins LLP at 10250 Constellation Blvd., Suite 1100, Los Angeles, California 90067 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day (as defined below) next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
5.    Each of the Transaction Entities, jointly and severally, agrees with each of the Underwriters:
(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use every reasonable effort to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps (including, without limitation, amending the Registration Statement or filing a new registration statement), at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (and references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Transaction Entities will file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If, at the Renewal Deadline, the Transaction Entities are no longer eligible to file an automatic shelf registration statement, the Transaction Entities will, if they have not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you, and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Transaction Entities will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;
(c)    To use its commercially reasonable best efforts to take such action as you may reasonably request from time to time to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith each of the Transaction Entities shall not be required to qualify as a foreign corporation or entity or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject as of the date hereof;
(d)    Prior to 5:30 p.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies of the Prospectus and with written copies at such time or as soon as reasonably practicable thereafter in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)    To make generally available to its securityholders as soon as practicable (which may be satisfied with the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor thereto), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(f)    During the period beginning from the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing.
(g)    During the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, the Transaction Entities will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and its rules and regulations;
(h)    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
(i)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and
(j)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
6.    (a)    The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;
(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information; and
(d)    The Company will use its best efforts to continue to qualify as a REIT under the Code for so long as its board of directors determines it is in the Company’s best interest to so qualify.
7.    The Transaction Entities, jointly and severally, covenant and agree with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (which fees and disbursements of counsel shall not exceed $10,000); (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Financial Industry Regulatory Authority, Inc. (which fees and disbursements of counsel shall not exceed $5,000); (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
8.    The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Transaction Entities herein or in certificates of any officer of either of the Transaction Entities or any of their respective subsidiaries delivered pursuant to the provisions hereof are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Transaction Entities shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been issued or received; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)    Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information from the Transaction Entities as they may reasonably request to enable them to pass upon such matters;
(c)    Sidley Austin LLP, counsel for the Transaction Entities, shall have furnished to you one or more written opinions, dated the Time of Delivery, to the effect set forth on Annex I-A hereto;
(d)    Venable LLP, special counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, to the effect set forth on Annex I-B hereto;
(e)    At the time of the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, the Company shall have furnished to you a certificate executed by the Chief Financial Officer of the Company, dated the respective dates of delivery thereof, with respect to certain financial data contained in the Registration Statement, Prospectus and the Pricing Disclosure Package providing “management comfort” with respect to such information, to the effect set forth on Annex I-C hereto;
(f)    At the time of the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Grant Thornton LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Underwriters;
(g)    (i) Neither of the Transaction Entities nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Transaction Entities to perform their obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(h)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Operating Partnership by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the debt securities of the Operating Partnership;
(i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(j)    The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses; and
(k)    The Transaction Entities shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of such Transaction Entity satisfactory to you as to the accuracy of the representations and warranties of each of the Transaction Entities herein at and as of the Time of Delivery, as to the performance by each of the Transaction Entities of all of its obligations hereunder to be performed at or prior to the

Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.
9.    (a) The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any Company Additional Written Communication or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Transaction Entities shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information.
(b)    Each Underwriter will indemnify and hold harmless the Transaction Entities against any losses, claims, damages or liabilities to which the Transaction Entities may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Transaction Entities for any legal or other expenses reasonably incurred by the Transaction Entities in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Transaction Entities by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the first paragraph under the caption “Underwriting—Commissions and Discounts”; the information contained in the third and fourth sentences of the first paragraph under the caption “Underwriting—New Issue of Notes”; and the information contained in the first and second paragraphs under the caption “Underwriting—Short Positions”.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Transaction Entities on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)    The obligations of the Transaction Entities under this Section 9 shall be in addition to any liability which the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.
10.    (a)    If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Transaction Entities, or any officer or director or controlling person of the Transaction Entities, and shall survive delivery of and payment for the Securities.
12.    If this Agreement shall be terminated pursuant to Section 10 or Section 8(i)(i), (iii), (iv) or (v) hereof, the Transaction Entities shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Transaction Entities will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Transaction Entities shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; and BofA Securities, Inc., 114 W. 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Transaction Management/Legal and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the

Company set forth in the Registration Statement, Attention: Peter M. Mavoides; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
The Company hereby acknowledges that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Transaction Entities and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Transaction Entities, the officers and directors of each Underwriter and each person who controls the Transaction Entities or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16.    Each of the Transaction Entities acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand and the several Underwriters on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Transaction Entities, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Transaction Entities on other matters) or any other obligation to the Transaction Entities except the obligations expressly set forth in this Agreement and (iv) each of the Transaction Entities have consulted their own legal and financial advisors to the extent they deem appropriate. Each of the Transaction Entities agree that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Transaction Entities, in connection with the offering contemplated hereby or the process leading thereto.
17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Transaction Entities and the Underwriters, or any of them, with respect to the subject matter hereof.
18.    This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. Each of the Transaction Entities agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and each of the Transaction Entities agrees to submit to the jurisdiction of, and to venue in, such courts.
19.    The Transaction Entities and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For the purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
21.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
22.    Notwithstanding anything herein to the contrary, the Transaction Entities are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Transaction Entities relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter shall constitute a binding agreement among each of the Underwriters and the Transaction Entities. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Transaction Entities for examination upon request, but without warranty on your part as to the authority of the signers thereof.
[Signature Page Follows]

Very truly yours,

Essential Properties Realty Trust, Inc.

By:	/s/ Robert W. Salisbury
Name: Robert W. Salisbury
Title: Executive Vice President, Chief Financial Officer and Secretary

Essential Properties, L.P.

By: Essential Properties OP G.P., LLC, its general partner

By:	/s/ Robert W. Salisbury
Name: Robert W. Salisbury
Title: Executive Vice President, Chief Financial Officer and Secretary
[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

BofA Securities, Inc.

By:	/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
Title: Managing Director
Global Chair of Real Estate, Gaming and Lodging

SCHEDULE I

Principal Amount of
Securities
to be Purchased
Underwriter
Wells Fargo Securities, LLC	$72,000,000
BofA Securities, Inc	48,000,000
BMO Capital Markets Corp	32,000,000
Capital One Securities, Inc	32,000,000
TD Securities (USA) LLC	32,000,000
Truist Securities, Inc	32,000,000
Mizuho Securities USA LLC	28,000,000
Citigroup Global Markets Inc	20,000,000
Goldman Sachs & Co. LLC	20,000,000
Huntington Securities, Inc	20,000,000
Morgan Stanley & Co. LLC	20,000,000
Scotia Capital (USA) Inc.	12,000,000
Citizens JMP Securities, LLC	8,000,000
BNP Paribas Securities Corp	6,000,000
Regions Securities LLC	6,000,000
Barclays Capital Inc.	4,000,000
Stifel, Nicolaus & Company, Incorporated	4,000,000
WR Securities, LLC	4,000,000
Total	$400,000,000
SC-I-1

SCHEDULE II
(a) Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:
Issuer Free Writing Prospectus dated June 4, 2026 (attached as Schedule II(c)).
(b) Additional Documents Incorporated by Reference:
None.
.
SC-II-1

Schedule II(c)
Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Nos. 333-280265 and 333-280265-01
June 4, 2026
ESSENTIAL PROPERTIES, L.P., AS ISSUER
ESSENTIAL PROPERTIES REALTY TRUST, INC., AS GUARANTOR
Pricing Term Sheet
$400 million 5.375% Senior Notes due 2036

Issuer:	Essential Properties, L.P.
Guarantor:	Essential Properties Realty Trust, Inc.
Ratings: (Moody’s / S&P / Fitch)*:	*** / *** / ***
Ratings Outlooks: (Moody’s / S&P / Fitch)*:	*** / *** / ***
Security Type:	Senior Unsecured Notes
Trade Date:	June 4, 2026
Settlement Date:
June 15, 2026 (T+7); under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery should consult their advisors.

Maturity Date:	July 15, 2036
Interest Payment Dates:	January 15 and July 15 of each year, beginning on January 15, 2027
Principal Amount:	$400 million
Benchmark Treasury:	UST 4.375% due May 15, 2036
Benchmark Treasury Price / Yield:	99-07+ / 4.471%
Spread to Benchmark Treasury:	+115 bps
Yield to Maturity:	5.621%
Coupon:	5.375% per annum
Issue Price:	98.119% of the principal amount
Optional Redemption:
 Prior to April 15, 2036 (three months prior to the Maturity Date of the Notes), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price in cash (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon

SC-II-1

discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) unpaid interest accrued thereon to, but not including, the redemption date; and
•(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, unpaid interest, accrued thereon to, but not including, the redemption date.
On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price in cash equal to 100% of the principal amount of the Notes being redeemed plus unpaid interest accrued thereon to, but not including, the redemption date.

CUSIP / ISIN:	29670V AC3 / US29670VAC37
Joint Book-Running Managers:	Wells Fargo Securities, LLC, BofA Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Mizuho Securities USA LLC
Co-Managers:
Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Citizens JMP Securities, LLC, BNP Paribas Securities Corp., Regions Securities LLC, Barclays Capital Inc., Stifel, Nicolaus & Company, Incorporated and WR Securities, LLC

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each of the ratings above should be evaluated independently of any other security rating.
The Issuer and the Guarantor have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the related prospectus in that registration statement and any other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by searching the SEC online data base (“EDGAR”) on the SEC web site at http://www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at (800) 645-3751 or emailing wfscustomerservice@wellsfargo.com or by calling BofA Securities, Inc. toll-free at 1-800-294-1322.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE III
Company Additional Written Communication
None.

ANNEX I-A
FORM OF OPINION OF SIDLEY AUSTIN LLP

ANNEX I-B
FORM OF OPINION OF VENABLE LLP

ANNEX I-C
FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE
CERTIFICATE OF THE CHIEF FINANCIAL OFFICER, EXECUTIVE VICE PRESIDENT AND SECRETARY OF ESSENTIAL PROPERTIES REALTY TRUST, INC.
June 15, 2026
Reference is made to the Underwriting Agreement, dated June 4, 2026 (the “Underwriting Agreement”), among Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), Essential Properties, L.P., a Delaware limited partnership, and Wells Fargo Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (each, an “Underwriter” and collectively, the “Underwriters”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.
I, Robert W. Salisbury, the Executive Vice President, Chief Financial Officer and Secretary of the Company, in connection with the sale to or through any of the Underwriters of the Securities pursuant to (i) the Registration Statement, (ii) the Pricing Disclosure Package, (iii) the Prospectus and (iv) the Underwriting Agreement, do hereby certify, in my capacity as Chief Financial Officer, Executive Vice President, Treasurer and Secretary and not in my individual capacity, that:
1)    I am the duly elected, qualified and acting Executive Vice President, Chief Financial Officer and Secretary of the Company and am providing this certificate to the Underwriters based on my examination of the Company’s financial records and schedules.
2)    I have read the Registration Statement, the Pricing Disclosure Package and the Prospectus.
3)    I have supervised the compilation of and reviewed the circled information contained on certain pages of periodic reports filed by the Company with the Commission and incorporated by reference into the Prospectus, which pages are attached hereto as Exhibit A.
4)    The circled information in Exhibit A hereto is derived from the Company’s financial records and schedules and is correct, complete and accurate in all material respects.
5)    I have supervised the compilation of and reviewed the circled information contained on certain pages of the Registration Statement, the General Disclosure Package and the Prospectus attached hereto as Exhibit B.
6)    The circled information in Exhibit B hereto is derived from the Company’s financial records and schedules and is correct, complete and accurate in all material respects.

7)    This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Securities covered by the Registration Statement, the General Disclosure Package and the Prospectus.
This certificate is being furnished to the Underwriters pursuant to Section 8(e) of the Underwriting Agreement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose. Each of Sidley Austin LLP and Latham & Watkins LLP is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to the Underwriting Agreement, and each of the Underwriters is entitled to rely on this certificate in connection with the offering.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on behalf of the Company as of the date first written above.

Very truly yours,

Essential Properties Realty Trust, Inc.

By:

Name: Robert W. Salisbury
Title: Executive Vice President, Chief Financial Officer and Secretary
[Signature Page to CFO Certificate]